DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made as of this 13th day of August, 2020, by and between Bragg Capital Trust, a Delaware statutory trust (the “Trust”), and UMB Distribution Services, LLC, a Wisconsin limited liability company ("Provider").

WHEREAS, the Trust is an open-end investment company registered under the 1940 Act, as defined below, and is authorized to issue Shares;

WHEREAS, Provider is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and

WHEREAS, the Trust and Provider desire to enter into an agreement pursuant to which Provider shall be the distributor of the Shares.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions

In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Board” shall mean the Board of Trustees of the Trust.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Fund” shall mean each separate series of Shares offered by the Trust representing interests in a separate portfolio of securities and other assets specified on Schedule A hereto as the same may be amended from time to time, for which the Trust has appointed Provider to provide the Services under this Agreement. Each investment portfolio shall be referred to as a “Fund” and such investment portfolios shall collectively be referred to as the “Funds.”

“Offering Price” shall mean the price per share that the Shares will be offered for sale to the public calculated in accordance with the Fund’s then current Prospectus.

“Prospectus” shall mean the current Prospectus and Statement of Additional Information with respect to a Fund (including any applicable amendments and supplements thereto) actually received by Provider from the Trust with respect to which the Trust has indicated a Registration Statement has become effective under the 1933 Act and the 1940 Act.

“Registration Statement” shall mean any registration statement on Form N-1A at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the services described in Section 2 of this Agreement and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to this Agreement.

“Shares” shall mean such shares of beneficial interest, or class thereof, of each respective Fund of the Trust as may be issued from time to time.

“Shareholder” shall mean a record owner of Shares of each respective Fund of the Trust.

2.	Appointment and Services

(a)       The Trust hereby appoints Provider as agent for the distribution of Shares during the term of this Agreement and on the terms set forth in this Agreement and Provider accepts such appointment. Subject to the direction and control of the Board and utilizing information provided by the Trust and its current and prior agents and service providers, Provider will render the Services in accordance with the terms of this Agreement. The duties of Provider shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Provider hereunder.

(b)       Provider will act as agent for the distribution of Shares in accordance with the instructions of the Board and the Registration Statement and Prospectuses then in effect with respect to the Funds under the1933 Act.

(c)       Provider may incur expenses for distribution activities which it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature. At the direction of the Trust, Provider may in its sole discretion enter into servicing and/or selling agreements with qualified broker/dealers and other persons ore entities with respect to the offering of Shares to the public. Provider shall not be obligated to incur any specific expenses or sell any certain number of Shares of any Fund.

(d)       All Shares offered for sale by Provider shall be offered for sale at the Offering Price. Provider shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The price the Funds shall receive for any Shares purchased by investors shall be the net asset value used in determining the Offering Price applicable to the sale of such Shares, as calculated in the manner set forth in the Funds’ Registration Statement. Provider may reallocate any portion of any front-end sales charge that is imposed on such sales to selected broker/dealers as set forth in the Prospectus, subject to applicable FINRA rules. Any portion of the front-end sales charge that is not so reallocated, as well as any back-end or deferred sales charge or load, shall be retained by Provider as a commission for its services hereunder. Notwithstanding anything herein to the contrary, Provider shall not be required to finance the payment to any broker/dealer or other organization of any sales charges or fees.

(e)       If any Shares are redeemed or repurchased by the Funds, or by Provider as agent, or are tendered for redemption, within seven (7) business days after the date of confirmation of the original purchase of said Shares, Provider shall forfeit the amount above the net asset value received by Provider with respect to such Shares, provided that the portion, if any, of such amount re-allowed, by Provider to broker/dealers or other persons shall be repayable to the Funds only to the extent recovered by Provider from the broker/dealer or other person concerned. Provider shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Funds or by Provider as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of such initial purchases.

(f)        Provider shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Commission and FINRA.

(g)       Provider shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other materials as the Trust shall provide or approve. Provider agrees to review all marketing materials prepared for use by or on behalf of the Trust for compliance with applicable rules and regulations in advance of the use of such materials. The Trust agrees to incorporate changes to such materials as Provider may request to the satisfaction of Provider. Provider will file such materials as may be required with FINRA, or the Commission. The Trust represents that it will not use or authorize the use of any marketing materials, including any such materials in use prior to the execution of this Agreement, unless and until such materials have been approved and authorized for use by Provider. All marketing materials related to the Trust shall be delivered to Provider for review prior to use with sufficient time to permit Provider to review the material and to file with FINRA if necessary. The Trust and Provider shall mutually agree upon a reasonable turnaround time for such review. Provider shall, with respect to any marketing materials required to be filed with FINRA, file such marketing materials within ten (10) business days of the date of first use. The Trust shall address any comments received from FINRA with respect to any marketing materials to the satisfaction of Provider, including updating or discontinuing use of such marketing material.

3.	Duties and Representations of the Trust

(a)       The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, its Bylaws, its Registration Statement and resolutions and other instructions of its Board and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which Shares are offered and sold, and the rules and regulations thereunder.

(b)       The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

(c)       The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust’s officers in connection with the qualification of the Shares for sale in such states as Provider and the Trust may agree, shall maintain the registration of a sufficient number or amount of Shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Trust shall notify Provider, or cause Provider to be notified, of the states in which Shares may be sold and shall notify Provider of any change thereto.

(d)       The Trust shall, at its expense, keep Provider fully informed with respect to its affairs as necessary for Provider to perform the Services and to fulfill any applicable regulatory or legal responsibilities. In addition, the Trust shall furnish Provider from time to time such information, documents and reports with respect to the Trust and the Shares as Provider may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

(e)       The Trust represents to Provider that all Registration Statements and Prospectuses of the Trust filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. The Trust represents and warrants to Provider that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the Registration Statement and Prospectus will be true and correct in all material respects when such Registration Statement becomes effective; and that neither the Registration Statement nor any Prospectus when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to: (1) comply with the 1933 Act and the 1940 Act; (2) ensure that there is no untrue statement(s) of a material fact in a Registration Statement or Prospectus; or (3) ensure that all statements necessary or required in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading. The Trust shall promptly notify Provider of any advice given to it by counsel to the Trust regarding the necessity or advisability of amending or supplementing the Registration Statement.

(f)       The Trust shall not file any amendment to the Registration Statement or supplement to any Prospectus without giving Provider reasonable notice thereof in advance and if Provider declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to Provider without payment of any penalty. If the Trust shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Trust of a written request in good faith from Provider to do so, Provider may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, Provider requests that the Trust make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails (after a reasonable time) to make any such change as requested, Provider may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time any amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

(g)       Whenever in its judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust may decline to accept any orders for, or make any sales of, any Shares until such time as the Trust deems it advisable to accept such orders and to make such sales and the Trust shall advise Provider promptly of such determination.

(h)       The Trust agrees to advise Provider promptly in writing of the following:

(i)       any correspondence or other communication by the Commission or its staff relating to the Funds including requests by the Commission for amendments to the Registration Statement or Prospectuses;

(ii)       the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)       the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses or which requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading; or

(iv)       all actions taken by the Commission with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the Commission.

4.	Offering of Shares.

No Shares shall be offered by either Provider or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current Prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 4 shall in any way restrict or have an application to or bearing upon the Trust’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Declaration of Trust.

5.	Fees

(a)       As compensation for the services performed hereunder and the expenses incurred by Provider, the Trust shall pay Provider the fees and reimburse the expenses of Provider as provided in Schedule B hereto. Fees shall be adjusted in accordance with Schedule B or as otherwise agreed to by the parties from time to time. Fees shall be earned and paid monthly in arrears in an amount equal to at least 1/12th of the applicable annual fee. Basis point fees and minimum annual fees apply separately to each Fund, and average net assets are not aggregated in calculating the applicable basis point fee per Fund or the applicable minimum. The parties may amend this Agreement to include fees for any additional services requested by the Trust, enhancements to current Services, or to add Funds for which Provider has been retained. The Trust agrees to pay Provider’s then current rate for Services added to, or for any enhancements to existing Services set forth on, Schedule B after the execution of this Agreement.

(b)       For the purpose of determining fees payable to Provider, net asset value shall be computed in accordance with the Prospectus and resolutions of the Board. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust or any Fund(s) be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

(c)       Provider will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. Provider shall not be required to pay or finance any costs and expenses incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Prospectuses, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Shareholders; preparation, typesetting, printing, proofing and mailing and other costs of Shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund’s Shareholders and Trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of Prospectuses for persons who are not shareholders of the Trust, will be borne by the Funds’ investment adviser (“Investment Adviser”), except for such expenses permitted to be paid by the Trust under a distribution plan adopted pursuant to Rule 12b-1 of the 1940 Act (“Distribution Plan”).

(d)       The Trust also agrees to promptly reimburse Provider for all out-of-pocket expenses or disbursements incurred by Provider in connection with the performance of Services under this Agreement. Out-of-pocket expenses shall include, but not be limited to, those items specified on Schedule B hereto. If requested by Provider, out-of-pocket expenses are payable in advance. Payment of postage expenses, if prepayment is requested, is due at least seven (7) days prior to the anticipated mail date. In the event Provider requests advance payment, Provider shall not be obligated to incur such expenses or perform the related Service(s) until payment is received.

(e)       The Trust agrees to pay all amounts due hereunder within thirty (30) days of receipt of each invoice (“Due Date”). Except as provided in Schedule B, Provider shall bill Service fees monthly, and out-of-pocket expenses as incurred (unless prepayment is requested by the Provider). Provider may, at its option, arrange to have various service providers submit invoices directly to the Trust for payment of reimbursable out-of-pocket expenses.

(f)       The Trust is aware that its failure to remit to Provider all amounts due on or before the Due Date will cause Provider to incur costs not contemplated by this Agreement, including, but not limited to carrying, processing and accounting charges. Accordingly, in the event that the Provider does not receive any amounts due hereunder by the Due Date, the Trust agrees to pay a late charge on the overdue amount equal to one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less. In addition, the Trust shall pay Provider’s reasonable attorney’s fees and court costs in the event that an attorney is engaged to assist in the collection of any amounts due Provider. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of the Trust’s late payment. Acceptance of such late charge shall in no event constitute a waiver by Provider of the Trust’s default or prevent Provider from exercising any other rights and remedies available to it.

(g)       In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify Provider in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the fifth business day after the day on which Provider provides to the Trust documentation which an objective observer would agree reasonably supports any disputed charges (“Revised Due Date”). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

(h)       The Trust acknowledges that the fees charged by Provider under this Agreement reflect the allocation of risk between the parties, including the exclusion of remedies and limitations of liability in Section 7. Modifying the allocation of risk from what is stated herein would affect the fees that Provider charges. Accordingly, in consideration of those fees, the Trust agrees to the stated allocation of risk.

6.	Confidentiality

In case of any requests or demands for inspection of the records of the Funds, Provider will endeavor to notify the Trust promptly and to secure instructions from a representative of the Trust as to such inspection. Records and information which have become known to the public through no wrongful act of Provider or any of its employees, agents or representatives, and information which was already in the possession of Provider prior to receipt thereof, shall not be subject to this paragraph. The obligations of the parties under this Section 6 shall survive the termination of this Agreement.

7.	Limitation of Liability

(a)       Provider shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Provider’s willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, Provider shall not be liable for: (1) any action taken or omitted to be taken in accordance with instructions received by Provider from an officer or representative of the Trust; or, (2) any action taken or omission by a Fund, the Trust, its investment adviser(s) or any past or current service provider.

(b)        Notwithstanding anything herein to the contrary, Provider will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Provider will, however, take all reasonable steps to minimize the effect of any service interruption for any period that such interruption continues beyond its control.

(c)       In no event and under no circumstances shall Provider, its affiliates or any of its or their members, officers, directors, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

8.	Indemnification.

(a)       The Trust authorizes Provider to use any Prospectus, in the form furnished to Provider from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold Provider, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled Provider within the meaning of Section 15 of the 1933 Act (“Provider Indemnitees”), free and harmless from and against: (1) any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, fines, penalties, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature (“Losses”) which Provider and each of the Provider Indemnitees may incur under the 1933 Act, the 1934 Act, the 1940 Act and any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any Prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust’s obligation to indemnify Provider and any of the foregoing Provider Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to Provider and furnished to the Trust or its counsel by Provider in writing for the purpose of, and used in, the preparation thereof; (2) any and all Losses which Provider and each of the Provider Indemnitees may incur in connection with this Agreement or Provider’s performance hereunder, except to the extent the Losses result from Provider’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement; or (3) any and all Losses which Provider and each Provider Indemnitee may incur when acting in accordance with instructions from the Trust or its representatives.

(b)       Promptly after receipt by Provider of notice of the commencement of an investigation, action, claim or proceeding, Provider shall, if a claim for indemnification in respect thereof is made under this section, notify the Trust in writing of the commencement thereof, although the failure to do so shall not prevent recovery by Provider or any Provider Indemnitee. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Loss, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by Provider, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel and notifies Provider of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Trust’s election. If the Trust does not elect to assume the defense of any such suit, or in case Provider does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust and Provider or any Provider Indemnitee, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Provider and them. The Trust’s indemnification agreement contained in this Section 8 and the Trust’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Provider and each Provider Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to Provider’s benefit, to the benefit of each Provider Indemnitee and their estates and successors. The Trust agrees to promptly notify Provider of the commencement of any litigation or proceedings against the Trust or any of its officers or directors in connection with the issue and sale of any of the Shares.

(c)       The Trust acknowledges and agrees that in the event Provider, at the direction of the Trust, is required to give indemnification to any entity selling Shares or providing shareholder services to Shareholders or others and such entity shall make a claim for indemnification against Provider, Provider shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

(d)       Provider shall indemnify, defend and hold the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act (“Trust Indemnitees”), free and harmless from and against any and all Losses which the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise: (1) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust’s Registration Statement or any Prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to Provider and furnished in writing to the Trust or its counsel by Provider for the purpose of, and used in, the preparation thereof; or (2) to the extent any Losses arise out of or result from Provider’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Provider's agreement to indemnify the Trust and any of the Trust Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Trust’s willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

(e)       Promptly after receipt by the Trust of notice of the commencement of an investigation, action, claim or proceeding, the Trust shall, if a claim for indemnification in respect thereof is to made under this section, notify Provider in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Trust or any Trust Indemnitee. Provider shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if Provider elects to assume the defense, such defense shall be conducted by counsel chosen by Provider and approved by the Trust, which approval shall not be unreasonably withheld. In the event Provider elects to assume the defense of any such suit and retain such counsel and notifies Provider of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of Provider’s election. If Provider does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by Provider, or in case there is a conflict of interest between the Provider and the Trust or any Trust Indemnitee, Provider will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. Provider’s indemnification agreement contained in this Section 8 and Provider’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or any Trust Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each Trust Indemnitee and their estates and successors. Provider agrees to promptly notify the Trust of the commencement of any litigation or proceedings against Provider or any of its officers or directors in connection with the issue and sale of any of the Shares.

9.	Term

(a)       This Agreement shall become effective with respect to each Fund as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund for a two-year term. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by: (1) the Board; or (2) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund; and provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)       This Agreement may be terminated without penalty with respect to a particular Fund: (1) through a failure to renew this Agreement at the end of a term; (2) upon mutual consent of the parties; or (3) on no less than thirty (30) days' written notice, by the Board, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund, or by Provider (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Provider and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

(c)       In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Funds. Notwithstanding anything herein to the contrary, upon the termination of this Agreement as provided herein or the liquidation of a Fund or the Trust, Provider shall deliver the records of the Trust to the Trust or its designee in a form that is consistent with Provider’s applicable license agreements at the expense of the Trust, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations.

10.	Miscellaneous.

(a)       Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:

If to Provider:	UMB Distribution Services, LLC
235 West Galena Street
Milwaukee, Wisconsin 53212
Attention: General Counsel

If to the Trust:	Bragg Capital Trust
1031 South Caldwell Street, Suite 200
Charlotte, North Carolina 28203
Attention: Steve Scruggs

(b)       Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by written agreement executed by both parties with the formality of this Agreement.

(c)       This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(d)       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)       The services of Provider hereunder are not deemed to be exclusive. Provider may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers, and employees of Provider may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of Provider as part of their name and that Provider or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

(f)       The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g)       This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Trust’s Declaration of Trust is on file with the State of Delaware.

(h)       This Agreement and the Schedules incorporated hereto constitute the full and complete understanding and agreement between Provider and the Trust and supersedes all prior negotiations, understandings and agreements.

(i)        The person signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Funds.

(j)       Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into between the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

BRAGG CAPITAL TRUST		UMB DISTRIBUTION SERVICES, LLC
(the “Trust”)		(“Provider”)

By:	/s/ Steve Scruggs	By:	/s/ Maureen A. Quill
	Steve Scruggs		Maureen A. Quill
	President		President

Schedule A

to the

Distribution Agreement

by and between

Bragg Capital Trust

and

UMB Distribution Services, LLC

NAMES OF FUNDS

Queens Road Value Fund

Queens Road Small Cap Value Fund

Schedule B

to the

Distribution Agreement

by and between

Bragg Capital Trust

and

UMB Distribution Services, LLC

FEES